UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events

Ultra Electronics Holdings plc (“Ultra”) and Sparton Corporation (“Sparton”) announced today that the outside date for completing the pending merger pursuant to the Agreement and Plan of Merger (the “merger agreement”), dated as of July 7, 2017, among Sparton, Ultra and Ultra Electronics Aneira Inc. has been extended from January 31, 2018 to March 31, 2018.

As previously disclosed, in connection with the review of the pending merger by the United States Department of Justice (the “DOJ”) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (“HSR”), Sparton, Ultra and the DOJ entered into a timing agreement pursuant to which, among other things, Sparton and Ultra agreed not to consummate the pending merger until 90 days following the date on which both of them shall have certified compliance with the DOJ’s requests for additional information (the “second requests”), unless the DOJ’s review shall have been closed sooner, subject to certain exceptions. Sparton expects that both Sparton and Ultra will have certified compliance with the second requests on or before February 8, 2018. The DOJ’s decision on the pending merger might not be received by Sparton and Ultra by March 31, 2018.

The merger agreement provides Ultra with the right to further extend the outside date for completing the pending merger until July 31, 2018 if certain regulatory approvals, including clearance under HSR, remain pending as of March 31, 2018. Sparton and Ultra have been cooperating fully with the DOJ as it conducts its review and are continuing to work with the DOJ to obtain clearance of the pending merger.

FORWARD-LOOKING INFORMATION

To the extent any statements made in this communication contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the SEC. The matters discussed in this communication may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K. Additional factors may include the effect of the announcement of the merger and related transactions on Sparton’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Ultra, and the risk that the merger agreement may be terminated in circumstances that require Sparton to pay a termination fee to Ultra; the outcome of legal proceedings instituted against Sparton related to the merger agreement with Ultra; and the failure to satisfy conditions to completion of the merger with Ultra, including the receipt of all required regulatory clearances related to the merger with Ultra. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for Sparton’s ongoing obligations to disclose material information as required by the federal securities laws, Sparton does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: January 31, 2018	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer